EXHIBIT 32.1
Certification Pursuant to U.S.C. §1350 of Chief Executive Officer
I, Larry G. Stambaugh., President and Chief Executive Officer of CryoPort, Inc. (the “Company”), certify, pursuant to Rule 13(a)-14(b) or Rule 15(d)-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that:
(1) the Annual Report on Form 10-K of the Company for the fiscal year ended March 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)); and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: June 27, 2011

/s/ Larry G. Stambaugh Larry G. Stambaugh, Chairman,
Chief Executive Officer
A signed original of this written statement required by Section 906 has been provided to CryoPort, Inc. and will be retained by CryoPort, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
This Certification is being furnished pursuant to Rule 15(d) and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act (15 U.S.C. 78r), or otherwise subject to the liability of that section. This Certification shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.